Filed Pursuant to Rule 424(b)(2)

Registration No. 333-203548

Pricing Supplement to the Prospectus Supplement dated July 30, 2015 and
To the Prospectus dated April 21, 2015

5.00% Senior Fixed to Floating Rate Notes due February 14, 2022
5.50% Senior Fixed to Floating Rate Notes due February  14, 2027

United Community Banks, Inc. is offering $50,000,000 aggregate principal amount of 5.00% Senior Fixed to Floating Rate Notes due February 14, 2022 (the “2022 Notes”) and $35,000,000 aggregate principal amount of 5.50% Senior Fixed to Floating Rate Notes due February 14, 2027 (the “2027 Notes” and, together with the 2022 Notes, the “Notes”). We will pay interest on the 2022 Notes semi-annually on February 14 and August 14 of each year, with interest accruing from and including August 14, 2015 to but excluding August 14, 2020, at a fixed rate of 5.00% per year. From and including August 14, 2020 through the maturity date, we will pay interest on the 2022 Notes quarterly on February 14, May 14, August 14 and November 14 of each year at a floating rate equal to three-month LIBOR plus 381.4 basis points. We will pay interest on the 2027 Notes semi-annually on February 14 and August 14 of each year, with interest accruing from and including August 14, 2015 to but excluding August 14, 2025, at a fixed rate of 5.50% per year. From and including August 14, 2025 through the maturity date, we will pay interest on the 2027 Notes quarterly on February 14, May 14, August 14 and November 14 of each year at a floating rate equal to three-month LIBOR plus 371 basis points. The Notes will be issued only in denominations of $1,000 and in integral multiples of $1,000.

The Notes will be issued pursuant to an indenture, to be dated as of August 14, 2015, between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the first supplemental indenture, to be dated as of August 14, 2015, between us and the Trustee, with respect to the 2027 Notes, and the second supplemental indenture, to be dated as of August 14, 2015, between us and the Trustee, with respect to the 2022 Notes (collectively, the “Indenture”). The Indenture contains covenants that, among other things, limit our ability to create liens on the capital stock of our bank subsidiary.

We may elect to redeem the 2022 Notes, in whole or in part, on any interest payment date on or after August 14, 2020 at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest. We may elect to redeem the 2027 Notes, in whole or in part, on any interest payment date on or after August 14, 2025 at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest.

The Notes will not be listed on any securities exchange or made available for quotation on any quotation system. Currently, there is no market for the Notes.

 Investing in the Notes involves a high degree of risk. We urge you to carefully read the sections entitled “Risk Factors” beginning on page S-6 of this prospectus supplement and in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is incorporated herein by reference.

The Notes are our unsecured obligations. The Notes are not deposits or other obligations of our bank subsidiary and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discounts	Proceeds, Before Expenses, to United
Per 2022 Note	100.00%	1.00%	99.00%
Total	$50,000,000	$500,000	$49,500,000
Per 2027 Note	100.00%	1.00%	99.00%
Total	$35,000,000	$350,000	$34,650,000

The initial public offering price set forth above does not include accrued interest, if any.

The underwriters expect to deliver the Notes through the facilities of The Depository Trust Company (“DTC”) against payment in New York, New York on August 14, 2015.

US Bancorp Sole Book-Running Manager
FIG Partners, LLC Co-Manager	SunTrust Robinson Humphrey Co-Manager

Pricing Supplement dated July 31, 2015

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or in any pricing supplement or free writing prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus supplement and the accompanying prospectus, or any pricing supplement or any free writing prospectus is accurate only as of the date on its cover page regardless of the time of delivery or any sale of the Notes. In case there are differences or inconsistencies between this prospectus supplement and the accompanying prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.

The distribution of this prospectus supplement and the accompanying prospectus and the issuance of the Notes in certain jurisdictions may be restricted by law. We are issuing the Notes only in jurisdictions where such issuances are permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Notes offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

 It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering, you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page S-6 of this prospectus supplement and in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is incorporated herein by reference. You also should read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.

As used in this prospectus supplement and the accompanying prospectus, unless the context requires otherwise, the terms “we”, “us”, “our”, “United” or “the Company” refer to United Community Banks, Inc. and its subsidiaries on a consolidated basis.

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SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement and should be read together with the information contained in other parts of this prospectus supplement and in the accompanying prospectus and does not contain all the information you will need to make your investment decision. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement before making your investment decision. This prospectus supplement provides you with a general description of United, the Notes issuable under this prospectus supplement and the offering. The accompanying prospectus, including exhibits to the prospectus, provides additional information about us and the Notes.

The Company

We are the third largest bank holding company headquartered in Georgia. At June 30, 2015, United had total consolidated assets of $8.2 billion, total loans of  $5.2 billion, total deposits of  $6.8 billion and shareholders’ equity of  $827 million. United conducts substantially all of its operations through its wholly-owned Georgia bank subsidiary, United Community Bank (the “Bank”), which as of June 30, 2015, operated at 114 locations throughout the Atlanta-Sandy Springs-Roswell, Georgia, Gainesville, Georgia and Greenville-Anderson-Mauldin, South Carolina metropolitan statistical areas, north and coastal Georgia, western North Carolina and east Tennessee. In 2012, United expanded into Greenville, South Carolina by opening a loan production office which has subsequently been converted to a full-service branch. Recently, United has opened commercial loan offices in Nashville, Tennessee and Charlotte, North Carolina. While we enjoy the efficiencies of a single bank charter, each of our community banks is led by a local president and management team who collectively have significant experience in and ties to their respective communities. Our community banks offer a full range of retail and corporate banking services, including checking, savings and time deposit accounts, secured and unsecured lending, wire transfers, brokerage services and other financial services.

We were incorporated in 1987 as a Georgia corporation. Our principal executive offices are located at 125 Highway 515 East, Blairsville, Georgia 30512, and our telephone number is (706) 781-2265. Our website is http://www.ucbi.com. Information on our website is not incorporated into this prospectus supplement by reference and is not a part hereof.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 and our Current Report on Form 8-K filed on July 22, 2015. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

Recent Developments

Pending Acquisition of Palmetto Bancshares, Inc.

On April 22, 2015, United announced that it had reached a definitive agreement to acquire Palmetto Bancshares, Inc. (“Palmetto”) and its wholly-owned bank subsidiary The Palmetto Bank (the “Merger”).  The Palmetto Bank is the third largest banking institution headquartered in South Carolina, with total assets of $1.2 billion, loans of $832 million and deposits of $967 million.  It is a 108-year old community bank that serves Upstate South Carolina through 25 branch locations in nine counties along the Interstate 85 corridor.  The Palmetto Bank will merge into, and operate under the brand of, United Community Bank.

Under the terms of the agreement, which has been unanimously approved by the Boards of Directors of both companies, Palmetto shareholders will have the right to receive $19.25 in cash or 0.97 shares of United common stock, or any combination thereof, for each share of Palmetto common stock. The cash and stock elections are subject to proration to ensure that 30% of the outstanding shares of Palmetto common stock will be exchanged for cash and 70% of the outstanding shares of Palmetto common stock will be exchanged for shares of United common stock in the Merger. Based on United’s ten-day average closing price of $21.26 per share as of July 30, 2015, the aggregate deal value of the Merger is approximately $262.7 million.

The Merger, which has received all regulatory approvals, is subject to the approval of the shareholders of Palmetto and other customary conditions. A special meeting of the shareholders of Palmetto will be held on August 12, 2015. The Merger is expected to close on September 1, 2015.

Second Quarter and First Half Earnings

On July 22, 2015, United reported its unaudited preliminary financial results for the second quarter and first half of 2015. United reported net operating income of $20.0 million for the second quarter of 2015, up 22% from a year ago. Operating earnings per diluted share was 32 cents, up 19% from a year ago. Operating earnings and diluted operating earnings per share exclude the effects of merger-related charges which are not considered part of ongoing operations. Including those charges, net income was $17.8 million for the second quarter, or 28 cents per diluted share. For the first six months, United reported net income of $35.5 million, or 57 cents per diluted share. Excluding merger related charges, net operating income was $37.6 million, or 61 cents per diluted share.

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Second quarter taxable equivalent net interest revenue totaled $61.3 million, up $3.7 million from the first quarter of 2015 and up $6.37 million from the second quarter of 2014. The acquisition of MoneyTree Corporation and its subsidiary First National Bank on May 1, 2015 added just over $2.0 million to second quarter net interest revenue. The taxable equivalent net interest margin of 3.30% was consistent with the first quarter of 2015 and was up nine basis points from the second quarter of 2014. Along with loan growth, this drove the remainder of the increase in net interest revenue.

At June 30, 2015, United’s capital ratios were as follows: Tier 1 Risk-Based of 11.9%; Total Risk-Based of 13.1%; Tier 1 Common Risk-Based of 11.9%; and, Tier 1 Leverage of 9.1%.

Because we have not completed our normal quarterly closing review procedures for the second quarter ended June 30, 2015, and subsequent events may occur that require adjustments to these results, the final results for the second quarter ended June 30, 2015 could differ materially from these unaudited preliminary financial results. These unaudited preliminary financial results should not be viewed as a substitute for financial statements prepared in accordance with U.S. GAAP and are not indicative of the results to be achieved for any future period.

Risk Factors

Investing in the Notes involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-6 of this prospectus supplement and under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

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About the Offering

Issuer	United Community Banks, Inc.

Securities Offered	$50,000,000 aggregate principal amount of 5.00% Senior Fixed to Floating Rate Notes due February 14, 2022 (the “2022 Notes”)

$35,000,000 aggregate principal amount of 5.50% Senior Fixed to Floating Rate Notes due February 14, 2027 (the “2027 Notes” and, together with the 2022 Notes, the “Notes”)

Denomination	$1,000 of principal amount and any integral multiple of $1,000 in excess thereof

Public Offering Price	100% of the principal amount, plus accrued interest, if any, from August 14, 2015 for the 2022 Notes.

100% of the principal amount, plus accrued interest, if any, from August 14, 2015 for the 2027 Notes.

Maturity Date	February 14, 2022 for the 2022 Notes.

February 14, 2027 for the 2027 Notes.

Interest	We will pay interest on the 2022 Notes semi-annually on February 14 and August 14 of each year, with interest accruing from and including August 14, 2015 to but excluding August 14, 2020, at an initial fixed rate of 5.00% per year, and quarterly thereafter on February 14, May 14, August 14, and November 14, of each year through the maturity date or early redemption date, at a floating rate equal to 3-month LIBOR (as defined in “Description of Notes—General”) plus 381.4 basis points during the floating period. Interest on the 2022 Notes during the fixed period will be computed on the basis of a 360-day year of twelve 30-day months and interest during the floating period will be calculated based upon the actual number of days during the period divided by 360 days.

We will pay interest on the 2027 Notes semi-annually on February 14 and August 14 of each year, with interest accruing from and including August 14, 2015 to but excluding August 14, 2025, at an initial rate of 5.50% per year and quarterly thereafter on February 14, May 14, August 14, and November 14, of each year through the maturity date or early redemption date, at a floating rate equal to 3-month LIBOR plus 371 basis points during the floating period. Interest on the 2027 Notes during the fixed period will be computed on the basis of a 360-day year of twelve 30-day months and interest during the floating period will be calculated based upon the actual number of days during the period divided by 360 days.

Sinking Fund	None

Ranking	The Notes are senior, unsecured obligations of the Company and rank equally in right of payment with all existing and future senior unsecured indebtedness of the Company and senior in right of payment to the Junior Subordinated Debt (as defined in the indenture, to be dated as of August 14, 2015, between us and the Trustee, as supplemented by the first supplemental indenture, to be dated as of August 14, 2015, between us and the Trustee, with respect to the 2027 Notes, and the second supplemental indenture, to be dated as of August 14, 2015, between us and the Trustee, with respect to the 2022 Notes (collectively, the “Indenture”)) and any future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness. The Notes will be structurally subordinated to all existing and future debt and all other liabilities of our subsidiaries and will be effectively subordinated to all of our existing and future secured indebtedness.

Optional Redemption	We may elect to redeem the 2022 Notes, in whole or in part, on any interest payment date on or after August 14, 2020 at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest.

We may elect to redeem the 2027 Notes, in whole or in part, on any interest payment date on or after August 14, 2025 at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest.

Global Note; Book-Entry System	The Notes will initially be issued in fully registered form without interest coupons. The Notes will be evidenced by one or more global notes deposited with the Trustee, as custodian for DTC, and registered in the name of DTC or a nominee of DTC. Beneficial interests in the global notes will be shown on, and transfers of those beneficial interest can only be made through, records maintained by DTC and its participants.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Use of Proceeds	We intend to use the net proceeds from this offering for the financing of the cash consideration payable by United in connection with the Merger and for general corporate purposes, which may include the potential repayment or redemption of trust preferred securities and other indebtedness and other acquisitions.

Additional Notes	We may at any time, without notice to or the consent of the holders of the Notes, but in compliance with the terms of the Indenture, issue additional notes of the same series as the Notes or otherwise having the same ranking, interest rate, maturity date and other terms as the Notes. We reserve the right to sell additional Notes, concurrently with the issuance of the Notes, as part of the same series and having the same terms and public offering price of the Notes offered and sold hereby.

Listing	The Notes will not be listed on any securities exchange or made available for quotation on any quotation system.

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Governing Law	The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

U.S. Federal Income Tax Consequences	You should carefully review the section “Certain Material U.S. Federal Income Tax Consequences” in this prospectus supplement and discuss the tax consequences of your particular situation with your tax advisor.

Settlement Date	It is expected that the delivery of the Notes will be made against payment for the Notes on August 14, 2015.

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RISK FACTORS

Investing in the Notes involves a high degree of risk. You should carefully review the risks and uncertainties listed below, together with the risk factors described in the sections entitled “Risk Factors” in the accompanying prospectus and in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file with the SEC and which are incorporated by reference into this prospectus supplement. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled “A Warning About Forward-Looking Statements”.

Risks Related to the Notes

We may be unable to repay the Notes.

As a bank holding company, our ability to pay interest on, and the principal amount of, our indebtedness, including the Notes, depends primarily on the receipt of dividends from our wholly-owned bank subsidiary. Dividend payments from the Bank are subject to legal and regulatory limitations imposed by bank regulatory agencies. In general, the aggregate amount of dividends declared or anticipated to be declared in any calendar year cannot exceed 50% of the net profits after taxes but before dividends for the previous calendar year. In addition, a bank with negative retained earnings like United may only declare dividends by first obtaining the permission of the Georgia Department of Banking and Finance and the Federal Deposit Insurance Corporation (the “FDIC”). The ability of the Bank to pay dividends is also subject to financial condition, regulatory capital requirements, capital expenditures and other cash flow requirements. As of June 30, 2015, pursuant to these restrictions, the Bank has the ability to pay dividends, but must first obtain prior regulatory approval.

Our failure to pay interest on, or the principal amount of, the Notes when due and payable will constitute an event of default under the Notes and the Indenture. We may not have sufficient funds to make the required interest payments or the principal amount at maturity of the Notes or have the ability to arrange necessary financing on acceptable terms. We also cannot assure you that we will have sufficient funds or will be able to arrange for additional financing to pay such amounts when due. In addition, future borrowing arrangements or regulatory or other agreements or obligations to which we become a party may contain restrictions on, or prohibitions against, our repayment of the Notes. Our inability to pay for your Notes could result in your receiving substantially less than the principal amount of the Notes.

Our indebtedness could adversely affect our financial results and prevent us from fulfilling our obligations under the Notes.

Our principal and interest payment obligations under our currently outstanding indebtedness are significant. The degree to which we will be leveraged after incurring any additional indebtedness pursuant to this offering could materially and adversely affect our ability to obtain additional necessary financing and could make us more vulnerable to industry downturns and competitive pressures. Our ability to meet our debt service obligations will be dependent upon our future performance, which will be subject to financial, business, regulatory and other factors affecting our operations, many of which are beyond our control.

We may be unable to generate sufficient cash flow to satisfy our obligations under the Notes.

Our ability to generate cash flow from operations to make interest payments on the Notes will depend on our future performance, which will be affected by a range of economic, competitive and business factors. We cannot control many of these factors, including general economic conditions. If our operations do not generate sufficient cash flow from operations to satisfy our obligations under the Notes, we may need to borrow additional funds to make these payments or undertake alternative financing plans, such as refinancing or restructuring our debt, or reducing or delaying capital investments and acquisitions. For example, additional funds or alternative financing may not be available to us on favorable terms, or at all. Our inability to generate sufficient cash flow from operations, incur substantially more debt or obtain additional funds or alternative financing on acceptable terms could have a material adverse effect on our business, financial condition and results of operations.

Although the Notes are referred to as “senior notes,” they will be effectively subordinated to our secured indebtedness and all liabilities of our subsidiaries.

The Notes are unsecured and therefore will be effectively subordinated to any secured indebtedness we may incur to the extent of the value of the assets securing such indebtedness. In the event of a bankruptcy or similar proceeding involving us, any of our assets which serve as collateral for any secured indebtedness will be available to satisfy the obligations under such secured indebtedness before any payments are made on the Notes or our other unsecured indebtedness.

In addition, the Notes will be structurally subordinated to all indebtedness and other liabilities, including trade payables and lease obligations, of each of our subsidiaries, including our bank subsidiary, except to the extent we may be a creditor of that subsidiary with recognized senior claims. This occurs because our rights to receive any assets of our subsidiaries upon their liquidation

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or reorganization, and thus the right of the holders of the Notes to participate in those assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors.

There are limited covenants in the Indenture pursuant to which we will issue the Notes.

Neither we nor our subsidiaries are restricted from incurring additional debt or other liabilities, including additional senior debt, under the Indenture pursuant to which we will issue the Notes. If we or our subsidiaries incur additional debt or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect to incur, from time to time, additional debt and other liabilities. In addition, we are not restricted under the Indenture from granting security interests in our assets, except to the extent described under “Description of Notes—Covenants” in this prospectus supplement, or from paying dividends or issuing or repurchasing our securities.

In addition, there are no financial covenants in the Indenture. You are not protected under the Indenture in the event of a highly leveraged transaction, reorganization, a default under our existing Indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Notes—Covenants” included in this prospectus supplement.

We and/or the holders of the Notes may be adversely affected by unfavorable rating actions from rating agencies.

Our ability to access the capital markets is important to our overall funding profile. This access and the interest rates that we pay on our securities are influenced by, among other things, the ratings assigned by rating agencies to us and particular classes of securities that we issue. In general, rating agencies base their ratings on many quantitative and qualitative factors, including capital adequacy, liquidity, asset quality, business mix and level and quality of earnings, and our ratings may change from time to time. In addition, rating agencies have themselves been subject to scrutiny arising from the financial crisis, and rating agencies may make, or be required to make, substantial changes to their ratings policies and practices, and such changes may affect ratings of our securities.

A rating agency may downgrade, qualify or withdraw a rating at any time. Any decrease, or potential decrease, in credit ratings could have an adverse effect on the market price of the Notes, impair our ability to access the capital markets and/or increase the cost of our debt, and thereby adversely affect our liquidity and financial condition. We also cannot predict whether customer relationships or opportunities for future relationships could be adversely affected by customers who choose to do business with a higher rated institution.

Additionally, rating agencies that we have not engaged to provide a rating may nevertheless issue an unsolicited rating. If any such unsolicited ratings are issued, they may be different from the ratings previously issued by other rating agencies. The issuance of unsolicited ratings that are different from the previously issued ratings may affect the value of the Notes.

Furthermore, if the SEC determines in the future that any rating agency that has rated us or the Notes no longer qualifies as a “nationally recognized statistical ratings organization” for purposes of the federal securities laws, that determination may have an adverse effect on the market price of the Notes.

Below investment-grade securities are subject to a higher risk of price volatility than similar, higher-rated securities. Furthermore, increases in leverage or deteriorating outlooks for an issuer, or volatile markets, could lead to continued significant deterioration in market prices of below-investment grade rated securities.

An investment in the Notes is not an insured deposit.

The Notes are not bank deposits and, therefore, are not insured against loss by the FDIC or any other public or private entity. Investment in the Notes is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus supplement and is subject to the same market forces that affect the securities in any company. As a result, if you acquire the Notes, you may lose some or all of your investment.

An active trading market may not develop for the Notes.

The Notes will not be liquid investments because no public trading market currently exists for such Notes, and it is unlikely that a market will develop. Potential purchasers of the Notes should consider carefully the limited liquidity of such investment before purchasing some or all of the Notes. We do not intend to apply for the listing of the Notes on any securities exchange or for the quotation of the Notes on any quotation system. An active market for the Notes may not develop. Even if a trading market for the Notes were to develop, it may not continue, and a purchaser of some or all of the Notes may not be able to sell such Notes at or above the price at which they were purchased.

Risks Associated with Our Business and Related to Regulatory Events

The Dodd-Frank Act, among other things, subjects banks with assets in excess of $10 billion to additional costs.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and its implementing regulations subject banks with assets in excess of $10 billion to additional requirements, such as the imposition of higher FDIC

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premiums, reduced debit card interchange fees, enhanced risk management frameworks and stress testing, all of which increase operating costs and reduce earnings. As we approach $10 billion in assets, we will be required to incur additional costs to address these additional requirements.

For additional risks associated with our business and industry, as well as the risks related to legislative and regulatory events, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our Quarterly Report for the quarterly period ended March 31, 2015, which is incorporated in this prospectus supplement by reference.

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A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about United and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends”, or “anticipates”, the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions or events, and statements about the future performance, operations, products and services of United and its subsidiaries. We caution our investors and other readers not to place undue reliance on such statements.

Our businesses and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experiences to differ from those projected include, but are not limited to, the risk factors set forth in this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, as well as the following factors:

•	the condition of the general business and economic environment;
•	the results of our internal credit stress tests may not accurately predict the impact on our financial condition if the economy were to deteriorate;
•	our ability to maintain profitability;
•	our ability to fully realize the balance of our net deferred tax asset, including net operating loss carryforwards;
•	the risk that we may be required to increase the valuation allowance on our net deferred tax asset in future periods;
•	the condition of the banking system and financial markets;
•	our ability to raise capital;
•	our ability to maintain liquidity or access other sources of funding;
•	changes in the cost and availability of funding;
•	the success of the local economies in which we operate;
•	our lack of geographical diversification;
•	our concentrations of residential and commercial construction and development loans and commercial real estate loans are subject to unique risks that could adversely affect our earnings;
•	changes in prevailing interest rates may negatively affect our net income and the value of our assets and other interest rate risks;
•	our accounting and reporting policies;
•	if our allowance for loan losses is not sufficient to cover actual loan losses;
•	losses due to fraudulent and negligent conduct of our loan customers, third party service providers or employees;
•	risks related to our communications and information systems, including risks with respect to cybersecurity breaches;
•	our reliance on third parties to provide key components of our business infrastructure and services required to operate our business;
•	competition from financial institutions and other financial service providers;
•	risks with respect to our ability to successfully expand and complete acquisitions and integrate businesses and operations that are acquired;
•	if the conditions in the stock market, the public debt market and other capital markets deteriorate;
•	the impact of the Dodd-Frank Act and related regulations;
•	changes in laws and regulations or failures to comply with such laws and regulations;
•	changes in regulatory capital and other requirements;
•	the costs and effects of litigation, examinations, investigations, or similar matters, or adverse facts and developments related thereto, including possible dilution;
•	regulatory or judicial proceedings, board resolutions, informal memorandums of understanding or formal enforcement actions imposed by regulators that may occur;
•	changes in tax laws, regulations and interpretations or challenges to our income tax provision; and
•	our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures.

Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements may also be included in other reports that United files with the SEC. United cautions that the foregoing list of factors is not exclusive, and that you should not place undue reliance on forward-looking statements. United does not intend to update any forward-looking statement, whether written or oral, relating to the matters discussed in this prospectus supplement.

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USE OF PROCEEDS

The proceeds to us from the sale of the Notes will be approximately $83,850,000 (after deducting estimated underwriting discounts and commissions and estimated offering expenses). We intend to use the net proceeds from this offering for the financing of the cash consideration payable by United in connection with the Merger and for general corporate purposes, which may include the potential repayment or redemption of trust preferred securities and other indebtedness and other acquisitions.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2015 on an actual basis and as adjusted to give effect to the (i) issuance of common stock and assumption by United of MoneyTree Corporation’s Senior Non-Cumulative Perpetual Preferred Stock, Series D (the “MoneyTree SBLF Stock”) in connection with United’s acquisition of MoneyTree Corporation on May 1, 2015, and (ii) sale of the Notes in this offering, but not the application of the net proceeds from such sale.

The following table should be read in conjunction with our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2015
	Actual	As Adjusted for the Issuance of Common Stock, Assumption of the MoneyTree SBLF Stock and this Offering
	(unaudited)	(unaudited)
	(in thousands)	(in thousands)
Federal Home Loan Bank advances and other borrowings over one year	$125	$125
Long-term debt:
9.00% Senior Notes due 2017	35,000	35,000
6.00% Senior Notes due 2018	40,000	40,000
2022 Notes offered hereby	-	50,000
2027 Notes offered hereby	-	35,000
Trust preferred securities	38,901	38,901
Total long-term debt	$114,026	$199,026

Shareholders’ equity:
Preferred stock, $1 par value; 10,000,000 shares authorized; Series H; $1,000 stated value; 9,992 shares issued and outstanding	-	9,992
Common stock, $1 par value; 100,000,000 shares authorized; 50,228,075 and 52,586,578 shares issued and outstanding, actual and as adjusted, respectively	50,228	52,587
Common stock, non-voting, $1 par value; 30,000,000 shares authorized; 10,080,787 shares issued and outstanding	10,081	10,081
Common stock issuable; 400,369 shares	5,895	5,895
Capital surplus	1,081,110	1,122,643
Accumulated deficit	(372,933)	(372,933)
Accumulated other comprehensive loss	(10,676)	(10,676)
Total shareholders’ equity	763,705	817,589
Total capitalization	$877,731	$1,016,615

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RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges and our ratio of earnings to fixed charges excluding interest on deposits for the periods indicated:

	Three Months Ended March 31,		Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Including interest on deposits	6.12x	4.31x	4.95x	1.35x	1.28x	(1.94)x	(2.84)x
Excluding interest on deposits	9.54x	6.43x	8.09x	1.50x	1.48x	(5.95)x	(11.82)x

(1)	Fixed charges consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, an estimate of the interest with rental expense, pre-tax earnings required to pay dividends on outstanding preferred stock and pre-tax accretion.

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DESCRIPTION OF NOTES

This section outlines the specific financial and legal terms of the Notes that are more generally described under “Description of Securities—Description of Debt Securities” beginning on page 9 of the accompanying prospectus. If anything described in this section is inconsistent with the terms described under “Description of Securities—Description of Debt Securities” in the accompanying prospectus, the terms described here shall prevail.

This summary and the summary in the accompanying prospectus under “Description of Securities—Description of Debt Securities” is not meant to be a complete description of the Notes. This description, and the description in the accompanying prospectus, is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation, as amended (the “Articles”), and our Amended and Restated Bylaws, as amended (the “Bylaws”), the applicable provisions of the Georgia Business Corporation Code, and the Indenture. The Articles and Bylaws are filed as exhibits to our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, and the Indenture is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

Wherever particular provisions or defined terms of the Indenture or the Notes are referred to, these provisions or defined terms are incorporated in this prospectus supplement by reference. We urge you to read these documents in their entirety because they, and not this description, define the rights of holders of the Notes. You may request copies of these documents from us upon written request at our address, which is listed in this prospectus supplement under “Where You Can Find More Information”.

General

The aggregate principal amount of the 2022 Notes will be $50,000,000, and will mature on February 14, 2022. The Company will pay interest on the 2022 Notes semi-annually on February 14 and August 14 of each year, with interest accuring from and including August 14, 2015 to but excluding August 14, 2020, at an initial rate of 5.00% per year, and quarterly thereafter on February 14, May 14, August 14, and November 14, of each year through the maturity date or early redemption date, at a floating rate equal to 3-month LIBOR (as defined below) plus 381.4 basis points during the floating period. Interest on the 2022 Notes during the fixed period will be computed on the basis of a 360-day year of twelve 30-day months and interest during the floating period will be calculated based upon the actual number of days during the period divided by 360 days.

The aggregate principal amount of the 2027 Notes will be $35,000,000, and will mature on February 14, 2027. The Company will pay interest on the 2027 Notes semi-annually on February 14 and August 14 of each year, with interest accuring from and including August 14, 2015 to but excluding August 14, 2025, at an initial rate of 5.50% per year, and quarterly thereafter on February 14, May 14, August 14, and November 14, of each year through the maturity date or early redemption date, at a floating rate equal to 3-month LIBOR plus 371 basis points during the floating period. Interest on the 2027 Notes during the fixed period will be computed on the basis of a 360-day year of twelve 30-day months and interest during the floating period will be calculated based upon the actual number of days during the period divided by 360 days.

“LIBOR” means, with respect to any Interest Reset Period (as defined below), the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period that appears on Bloomberg Screen US0003M Index <GO> page (or other applicable page) as of 11:00 a.m. (London time) on the second London Banking Day (as defined below) preceding the first day of that Interest Reset Period. If the rate described above does not appear on such Bloomberg Screen page, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Company, at approximately 11:00 a.m., London time on the second London Banking Day preceding the first day of that Interest Reset Period. The Company will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to that Interest Reset Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, LIBOR with respect to that Interest Reset Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York, New York, selected by the Company, at approximately 11:00 a.m., New York City time, on the first day of that Interest Reset Period for loans in U.S. dollars to leading European banks for a three-month period and in a principal amount of not less than $1,000,000. However, if the banks selected by the Company to provide quotations are not quoting as described above, LIBOR for that Interest Reset Period will be the same as LIBOR as determined for the previous Interest Reset Period or, in the case of the first Interest Reset Period with respect to the 2022 Notes, 1.686%, and with respect to the 2027 Notes, 2.290%. The establishment of LIBOR will be final and binding in the absence of manifest error.

“Interest Reset Period” means each quarterly period during the periods in which the interest rate on the Notes is a floating rate equal to 3-month LIBOR plus (i) with respect to the 2022 Notes, 381.4 basis points, and (ii) with respect to the 2027 Notes, 371 basis points, commencing on and including an interest payment date and ending on but excluding the next succeeding interest payment date. The first Interest Reset Period with respect to the 2022 Notes shall commence on and include August 14, 2020. The first Interest Reset Period with respect to the 2027 Notes shall commence on and include August 14, 2025.

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

The Notes will be issued only in fully registered form without interest coupons, and only in denominations of $1,000 of principal amount and any integral multiple of $1,000 in excess thereof.

The Notes are senior, unsecured obligations of the Company and rank equally in right of payment with all existing and future senior unsecured indebtedness of the Company, including United’s 6.00% senior notes due August 13, 2018 (the “Outstanding Senior Notes”), and senior in right of payment to the Junior Subordinated Debt (as defined in the Indenture) and any future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness. The Notes will be structurally subordinated to all existing and future debt and all other liabilities of our subsidiaries and will be effectively subordinated to all of our existing and future secured indebtedness.

As of the date hereof, our “Junior Subordinated Debt” consists of the Company’s Trust Preferred Securities Guarantees and the Company’s outstanding 8.125% junior subordinated deferrable interest debentures due 2028, floating rate junior subordinated debentures due 2034, fixed rate junior subordinated debentures due 2038, and variable rate subordinated debentures due 2038.

There is no sinking fund for the Notes. The Notes are not deposits or other obligations of our bank subsidiary and are not insured by the FDIC or any other government agency.

We may at any time, without notice to or the consent of the holders of the Notes, but in compliance with the terms of the Indenture, issue additional notes of the same series as the Notes or otherwise having the same ranking, interest rate, maturity date or other terms as the Notes.

For information about regulatory restrictions on payments on our indebtedness, see the information under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement.

Redemption

The 2022 Notes are redeemable, in whole or in part, at our option on any interest payment date on or after August 14, 2020. The redemption price will be equal to 100% of the principal amount of the 2022 Notes being redeemed, plus accrued and unpaid interest to the redemption date.

The 2027 Notes are redeemable, in whole or in part, at our option on any interest payment date on or after August 14, 2025. The redemption price will be equal to 100% of the principal amount of the 2027 Notes being redeemed, plus accrued and unpaid interest to the redemption date.

Notice of any redemption will be given to the holders at least 10 days, but not more than 60 days, before the redemption date to each holder of Notes to be redeemed in accordance with the Indenture.

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Once notice of redemption is given to the holders, the Notes called for redemption will become due and payable on the redemption date and at the redemption price. A notice of redemption may not be conditional. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portion thereof called for redemption.

We may not redeem the Notes in part if the principal amount has been accelerated and such acceleration has not been rescinded, or unless all accrued and unpaid interest has been paid in full on all outstanding Notes for all interest periods terminating on or before the redemption date. If we redeem the Notes in part, the Trustee will select the Notes to be redeemed in principal amounts of $1,000 any integral multiple of $1,000 in excess thereof in such manner as it deems fair and appropriate; provided, however, that Notes held in global form shall be selected for redemption in accordance with the applicable procedures of DTC.

In the event of any redemption, neither we nor the Trustee will be required to (a) issue, register the transfer of, or exchange the Notes during a period beginning at the opening of business 15 days before the day of delivery of a notice of redemption of any such Notes selected for redemption and ending at the close of business on the day of delivery of notice of redemption, or (b) transfer or exchange any Notes so selected for redemption, except, in the case of any Notes being redeemed in part, any portion thereof not to be redeemed.

Transfer and Exchange

The Notes will initially be issued in fully registered form without interest coupons. The Notes will be evidenced by one or more global notes deposited with the Trustee, as custodian for DTC, and registered in the name of DTC or a nominee of DTC. Beneficial interests in the global notes will be shown on, and transfers of those beneficial interest can only be made through, records maintained by DTC and its participants. Notes may not be transferred except by DTC to a nominee of DTC, by a nominee of DTC to DTC or to another nominee of DTC, or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary.

Notes held as beneficial interests in the global notes will be exchangeable for certificates issued in definitive registered form only in the limited circumstances described under “Description of Securities—Description of Debt Securities—Transfer and Exchange—Global Debt Securities and Book-Entry System” in the accompanying prospectus.

Notices to be given to holders of Notes in global form will be given only to DTC, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of Notes not in global form will be sent by mail to the respective addresses of such holders as they appear in the Trustee’s records, and will be deemed given when mailed.

Covenants

Consolidation, Merger and Sale of Assets. Subject to certain exceptions, for so long as any of the Notes are outstanding, the Company and the Company’s depository institution subsidiary, the Bank, will not, directly or indirectly, sell or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of the Bank, nor will the Company permit the Bank to issue such securities of the Bank if, in each case, the Company would cease to own, directly or indirectly, at least 80% of the issued and outstanding voting stock of the Bank.

Additionally, for so long as any of the Notes are outstanding, and subject to certain exceptions, the Company will not permit the Bank to merge or consolidate with or into any corporation or other person, unless:

•	the Company is the surviving corporation or person; or

•	unless, upon such transaction, the Company will own, directly or indirectly, at least 80% of the surviving corporation’s issued and outstanding voting stock.

Further, the Company will not permit the Bank to lease, sell, assign or transfer all or substantially all of its properties and assets to any person (other than the Company), unless, upon such transaction, the Company will own, directly or indirectly, at least 80% of the issued and outstanding voting stock of that person.

Liens. Subject to certain exceptions, for so long as any of the Notes are outstanding, the Company and the Bank, will not create, assume, incur, encumbrance or lien, as the security for indebtedness for borrowed money, upon any shares of voting stock of the Bank (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of that voting stock), without making effective provision whereby the Notes shall be equally and ratably secured with any and all such indebtedness, if such action would result in the Company not continuing to own at least 80% of the issued and outstanding voting stock of the Bank.

Events of Default

Event of default means, with respect to a series of the Notes, any of the following:

•	default in the payment of any interest upon such Notes when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the Trustee or with a paying agent under the Indenture prior to the expiration of the 30-day period);

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•	default in the payment of principal of or premium on such Notes when due and payable;

•	default in the performance or breach of any other covenant or warranty by us in the Indenture (other than a covenant or warranty that has been included in the Indenture solely for the benefit of a series of debt securities other than the Notes of such series), which default continues uncured for a period of 60 days after we receive written notice from the Trustee, or we and the Trustee receive written notice from the holders of not less than 25% of the principal amount of the then-outstanding Notes of such series;

•	certain events of bankruptcy, insolvency or reorganization of the Company; and

•	default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or the Bank having an aggregate principal amount outstanding of at least $25,000,000, or under any mortgage, indenture or instrument.

The occurrence of an event of default may constitute an event of default under the Outstanding Senior Notes and under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the Indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time. An event of default occurring under a series of Notes will not necessarily constitute an event of default with respect to any other series of Notes.

If an event of default with respect to such Notes occurs and is continuing, then the Trustee or the holders of not less than 25% of the principal amount of the then-outstanding Notes of such series may, by a notice in writing to us (and to the Trustee if given by the holders), declare to be due and payable immediately the principal of and accrued and unpaid interest, if any, on all outstanding Notes of such series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding Notes of such series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of outstanding Notes of such series. At any time after a declaration of acceleration with respect to the Notes of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the then-outstanding Notes of such series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to Notes of such series, have been cured or waived.

The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of outstanding Notes of such series, unless the Trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the Trustee, the holders of a majority in principal amount of the then-outstanding Notes of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such series.

No holder of any Notes of such series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or Trustee, or for any remedy under the Indenture, unless:

•	that holder has previously given to the Trustee written notice of a continuing event of default with respect to the Notes of such series; and

•	the holders of at least 25% of the principal amount of the then-outstanding Notes of such series have made written request, and offered reasonable indemnity, to the Trustee to institute the proceeding as Trustee, and the Trustee has not received from the holders of a majority in principal amount of the then-outstanding Notes of such series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any Notes of such series will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on such Notes on or after the due dates expressed in such Notes and to institute suit for the enforcement of such payment.

Amendments and Waivers

Provided that such amendment or supplement does not have a material and adverse effect on the rights, preferences or privileges of the Trustee and the holders of the Notes of such series, United and the Trustee may, without the consent of the holders of the Notes of such series, amend or supplement the Indenture or such Notes under the Indenture to:

•	cure any ambiguity, defect or inconsistency;

•	comply with the provisions of the Indenture with respect to the substitution of a successor corporation to the rights and obligations of United under the Indenture;

•	provide for uncertificated securities in addition to or in place of certificated securities;

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•	make any change that does not adversely affect the rights of any holder of such Notes;

•	provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the Indenture;

•	evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee; or

•	comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939.

Except as set forth below, the Company and the Trustee may enter into a supplemental indenture with the written consent of the holders of at least a majority in principal amount of the outstanding Notes of each series affected by such supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Notes of each such series.

Notwithstanding the foregoing, without the consent of each holder of such Notes affected, an amendment or waiver with respect to the Indenture may not:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any security;

•	reduce the principal or change the stated maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	reduce the principal amount of discount debt securities payable upon acceleration of the maturity thereof;

•	waive a default or event of default in the payment of the principal of or interest, if any, on any debt security;

•	make the principal of or interest, if any, on any debt security payable in any currency other than that stated in the security;

•	make any change to the Indenture concerning the holders of the Notes’ unconditional right to receive principal and interest or waiver of past defaults; or

•	waive a redemption payment with respect to any security.

Satisfaction and Discharge

The Indenture will cease to be of further effect as to such Notes when:

•	either (A) all Notes of such series theretofore authenticated and delivered (other than Notes of such series that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or (B) all such Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of United, and United has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of such Notes which have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be;

•	United has paid or caused to be paid all other sums payable under the Indenture by United; and

•	United has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with.

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CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Notes by an initial beneficial owner thereof that acquires the Notes upon their original issuance at their initial offering price. We have based this summary upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, as amended (the “Treasury Regulations”), administrative rulings and pronouncements and judicial decisions, in each case as of the date hereof. These authorities are subject to differing interpretations and are subject to change, perhaps retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or that a court will not sustain any challenge by the IRS in the event of litigation.

This summary assumes that a beneficial owner will hold the Notes as capital assets within the meaning of Section 1221 of the Code. This summary does not address the tax consequences arising under the laws of any state or local jurisdiction or non-U.S. jurisdiction or any other U.S. federal tax consequences, such as estate and gift tax consequences. In addition, this summary does not address all tax considerations that might be applicable to your particular circumstances (such as the alternative minimum tax provisions of the Code), or to certain types of holders subject to special tax rules, including, without limitation, partnerships, banks, financial institutions or other “financial services” entities, broker-dealers, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, retirement plans, individual retirement accounts or other tax-deferred accounts, persons who use or are required to use mark-to-market accounting for federal income tax purposes, “controlled foreign corporations”, “passive foreign investment companies”, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, persons holding the Notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, and certain former citizens or permanent residents of the United States.

If a partnership holds the Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding any of the Notes, you should consult your tax advisor.

If you are considering the purchase of the Notes, you should consult your own tax advisors concerning the U.S. federal income tax consequences to you in light of your particular facts and circumstances and any consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

As used in this discussion, a “U.S. Holder” is a beneficial owner of the Notes that is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

As used in this discussion, a “Non-U.S. Holder” is a beneficial owner of the Notes that is neither a U.S. Holder nor a partnership or other entity treated as a partnership for U.S. federal income tax purposes.

Consequences to U.S. Holders

Interest on the Notes. Stated interest on the Notes generally will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued in accordance with such holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or other Taxable Disposition. Upon the sale, exchange, redemption or other taxable disposition of the Notes, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale or other taxable disposition (less any amount attributable to accrued interest which will be taxable as ordinary income, if not previously included in gross income) and the U.S. Holder’s adjusted tax basis in the Notes at that time. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received upon the sale, exchange, redemption or other taxable disposition of the Notes. A U.S. Holder’s tax basis in the Notes generally will be equal to the amount paid for the Notes. Gain or loss realized on the sale, exchange, redemption or other taxable disposition of the Notes generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the disposition, the Notes have been held for more than one year. Long-term capital gain of a noncorporate U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

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Information Reporting and Backup Withholding. Generally, we must report to the IRS the amount of the payments of interest on the Notes or the proceeds of the sale, exchange, redemption or other disposition of the Notes, the name and address of the recipient and the amount, if any, of tax withheld. These information reporting requirements apply even if no tax was required to be withheld, but they do not apply with respect to U.S. Holders that are exempt from the information reporting rules, such as corporations. A similar report is sent to the recipient.

In general, backup withholding, currently at the rate of 28%, will apply to payments received by a U.S. Holder with respect to the Notes unless the U.S. Holder is (i) a corporation or other exempt recipient and, when required, establishes this exemption or (ii) provides its correct taxpayer identification number, certifies that it is not currently subject to backup withholding tax and otherwise complies with applicable requirements of the backup withholding tax rules. A U.S. Holder that does not provide us with its correct taxpayer identification number might be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Medicare Tax on Investment Income. The Health Care and Education Reconciliation Act of 2010 requires certain individuals, estates and trusts to pay a 3.8% Medicare surtax, for taxable years beginning after December 31, 2012, on the lesser of (i) “net investment income” for the relevant taxable year and (ii) the excess of modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Net investment income generally includes, among other things, gross income from interest and gain on sale in respect of securities (like the Notes), subject to certain exceptions. Prospective purchasers of the Notes should consult their own tax advisors regarding the effect, if any, of the legislation on their ownership and disposition of the Notes.

Consequences to Non-U.S. Holders

Interest on the Notes. Generally any interest paid to a Non-U.S. Holder of a Note that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment) will not be subject to U.S. federal income or withholding tax provided that:

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all of our voting stock;

•	the Non-U.S. Holder is not a “controlled foreign corporation” with respect to which we are directly or indirectly a “related person” within the meaning of the applicable provisions of the Code;

•	the Non-U.S. Holder is not a bank receiving interest as described in Section 881(c)(3)(A) of the Code; and

•	the Non-U.S. Holder (i) provides its name and address on IRS Form W-8BEN or applicable substitute form and certifies under penalties of perjury that the Non-U.S. Holder is not a U.S. person or (ii) holds its Notes through certain foreign intermediaries and satisfies certain other special certification requirements.

If a Non-U.S. Holder does not satisfy the preceding requirements, interest on a Note that is not effectively connected with a U.S. trade or business would generally be subject to U.S. withholding tax at a flat rate of 30%, unless that rate is reduced or eliminated pursuant to an applicable tax treaty (provided certain certification requirements are met).

Sale, Exchange, Redemption or other Taxable Disposition. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain realized on the sale, exchange, redemption or other taxable disposition of the Notes provided that: (i) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if required by an applicable income tax treaty and (ii) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, redemption or other disposition of the Notes.

Income Effectively Connected with a Trade or Business within the United States. If a Non-U.S. Holder of the Notes is engaged in the conduct of a trade or business within the United States and if interest on the Notes, or gain realized on the sale, exchange, redemption or other disposition of the Notes, is effectively connected with the conduct of such trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided certain certification requirements (such as providing an IRS Form W-8ECI) are satisfied), generally will be subject to U.S. federal income tax on such interest or gain on a net income basis in the same manner as if it were a U.S. Holder. Any such Non-U.S. Holders should read the material under the heading “Consequences to U.S. Holders” above for a description of the U.S. federal income tax consequences of acquiring, owning and disposing of the Notes. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

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Information Reporting and Backup Withholding. We will, when required, report to the IRS and to each Non-U.S. Holder the amount of any interest paid to, and the tax withheld, if any, with respect to, such Non-U.S. Holder, regardless of whether any tax was actually withheld on such payments. Copies of these information returns might also be made available to the tax authorities of the country in which the Non-U.S. Holder resides under the provisions of a specific treaty or agreement. Backup withholding and information reporting will not apply to payments by us or our agent to a Non-U.S. Holder if the Non-U.S. Holder certifies as to its Non-U.S. Holder status under penalties of perjury, and we do not have actual knowledge or reason to know that such holder is a U.S. person. Sales or exchanges of the Notes by a Non-U.S. Holder might be subject to information reporting, and might be subject to backup withholding at the applicable rate, currently 28%, unless the seller certifies its Non-U.S. status (and we do not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder may be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished to the IRS in a timely manner.

Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

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SUPPLEMENTAL PLAN OF DISTRIBUTION

Under the terms and subject to the conditions contained in an underwriting agreement dated July 31, 2015, between us and the representative on behalf of the several underwriters, we have agreed to sell the Notes, and the underwriters through the representative have severally, but not jointly, agreed to purchase from us the principal amount of Notes listed opposite their respective names below.

Underwriter	Principal Amount of 2022 Notes	Principal Amount of 2027 Notes
U.S. Bancorp Investments, Inc.	$ 30,000,000	$ 21,000,000
FIG Partners, LLC	$ 10,000,000	$ 7,000,000
SunTrust Robinson Humphrey, Inc.	$ 10,000,000	$ 7,000,000
Total	$ 50,000,000	$ 35,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if any are purchased.

The underwriters propose to offer the 2022 Notes at the offering price set forth on the cover page of this prospectus supplement and may receive underwriting discounts and commissions of up to $10.00 per $1,000 principal amount of 2022 Notes.

The underwriters propose to offer the 2027 Notes at the offering price set forth on the cover page of this prospectus supplement and may receive underwriting discounts and commissions of up to $10.00 per $1,000 principal amount of 2027 Notes.

The following table shows the total underwriting discounts to be paid to the underwriters by us with respect to Notes offered hereby.

Paid by the Company
Per 2022 Note	$ 10
Per 2027 Note	10
Total	$ 850,000

We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately $300,000.

It is expected that the delivery of the Notes will be made against payment for the Notes on August 14, 2015, which is the tenth business day after the end of the offering. Under Rule 15c6-1 of the Exchange Act, trades generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date hereof or the next six succeeding business days will be required, by virtue of the fact that the Notes initially will settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade Notes prior to their date of delivery hereunder should consult their own advisors.

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LEGAL MATTERS

The validity of the Notes offered hereby has been passed upon for us by Troutman Sanders LLP, Atlanta, Georgia, and for the underwriters by Kilpatrick Townsend & Stockton LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements of United and its subsidiaries as of December 31, 2014 and 2013, and for each of the two years in the period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2014, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of United and its subsidiaries for the year ended December 31, 2012 included in United’s Annual Report on Form 10-K for the year ended December 31, 2014, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2014, have been so incorporated in reliance on the report of Porter Keadle Moore, LLC, an independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2014;

•	our Proxy Statement for the 2015 Annual Meeting;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015; and

•	our Current Reports on Form 8-K filed on January 28, 2015, February 10, 2015, April 22, 2015, April 23, 2015, May 18, 2015, July 6, 2015 and July 22, 2015 (except in each case, any information that has been deemed to be “furnished” and not filed in accordance with SEC rules, and any exhibits related thereto).

In addition, all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until we sell all of the Notes offered by this prospectus supplement (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein)) will be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part of this prospectus supplement and the accompanying prospectus from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document that is or deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

Documents incorporated by reference are available from United without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this prospectus supplement or the accompanying prospectus. You may obtain documents incorporated by reference in this prospectus supplement or accompanying prospectus by requesting them in writing or by telephone from Lois Rich, Investor Relations, United Community Banks, Inc., at 125 Highway 515 East, Blairsville, Georgia 30512, telephone number (706) 781-2265.

We maintain a website at http://www.ucbi.com where the incorporated documents listed above can be accessed. Neither our website nor the information on our website is included or incorporated in, or is a part of, this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements and other information, all of which are available to the public on the website maintained by the SEC at http://www.sec.gov. You may also read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

S-20

PROSPECTUS

$300,000,000

The following are the types of securities that we may offer and sell from time to time:

●	shares of common stock, $1.00 par value per share;
●	shares of preferred stock, $1.00 par value per share, in one or more series, which may be convertible into or exchangeable for common stock or debt securities;
●	debt securities, which may be senior or subordinated and may be convertible into or exchangeable for common stock or preferred stock;
●	warrants to purchase our common stock or preferred stock; and
●	any combination of the foregoing securities.

This prospectus provides you with a general description of the securities we may offer.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “UCBI”. The aggregate initial offering price of the securities that we offer will not exceed $300,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offering. The specific terms for each security will be included in a prospectus supplement which will contain information on the offering terms, the initial public offering price, and the net proceeds we will receive from securities sales.

For more detail, see “Description of Common Stock”, “Description of Preferred Stock”, “Description of Debt Securities” and “Description of Warrants”.

Investing in our securities involves a high degree of risk. We urge you to carefully read the sections entitled “Risk Factors” beginning on page 3 and in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is incorporated herein by reference, before you decide to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. An investment in securities of United Community Banks, Inc. is not insured by the Federal Deposit Insurance Corporation or any other government agency.

We may sell securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. Our net proceeds from securities sales will be the initial public offering price minus any applicable underwriter’s discount, agent’s commission, and other offering expenses.

The date of this prospectus is April 21, 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that United Community Banks, Inc. filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. We may sell:

●	shares of common stock, $1.00 par value per share;

●	shares of preferred stock, $1.00 par value per share, in one or more series, which may be convertible into or exchangeable for common stock or debt securities;

●	debt securities, which may be senior or subordinated and may be convertible into or exchangeable for common stock or preferred stock;

●	warrants to purchase our common stock or preferred stock; and

●	any combination of the foregoing securities.

To understand the terms of the securities issuable under this prospectus, you should carefully read this prospectus and any applicable prospectus supplement or free writing prospectus we may authorize to be delivered to you. This prospectus provides you with a general description of the common stock, preferred stock, debt securities and warrants. Each time we sell common stock, preferred stock, debt securities or warrants, we will provide an applicable prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The applicable prospectus supplement may also add, update or change information in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell Securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, or any prospectus supplement or any free writing prospectus, is accurate only as of the date on its cover page regardless of the time of delivery or any sale of the Securities. In case there are differences or inconsistencies between this prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.

We are issuing the securities only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page 3. You also should read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.

As used in this prospectus, unless the context requires otherwise, the terms “we”, “us”, “our”, “United” or “the Company” refer to United Community Banks, Inc. and its subsidiaries on a consolidated basis.

1

BUSINESS

You should read carefully this entire prospectus and the documents incorporated by reference in this prospectus before making your investment decisions. This prospectus provides you with a general description of United, the securities issuable under this prospectus and the offering. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities.

We are the third largest bank holding company headquartered in Georgia. At December 31, 2014, we had total consolidated assets of $7.57 billion, total loans of $4.67 billion, total deposits of $6.33 billion and shareholders’ equity of $740 million. We conduct substantially all of our operations through our wholly-owned Georgia bank subsidiary, United Community Bank (the “Bank”), which as of December 31, 2014, operated at 103 locations throughout north Georgia, the Atlanta-Sandy Springs-Roswell, Georgia metropolitan statistical area, the Gainesville, Georgia metropolitan statistical area, coastal Georgia, western North Carolina, east and central Tennessee and the Greenville-Anderson-Mauldin, South Carolina metropolitan statistical area. In 2012, we expanded into Greenville, South Carolina by opening a loan production office which has subsequently been converted to a full-service bank. Our community banks offer a full range of retail and corporate banking services, including checking, savings and time deposit accounts, secured and unsecured loans, wire transfers, brokerage services and other financial services, and are led by local bank presidents and management with significant experience in, and ties to, their communities. Each of the local bank presidents has authority, alone or with other local officers, to make most credit decisions.

We also operate United Community Mortgage Services, a full-service retail mortgage lending operation approved as a seller/servicer for Fannie Mae and the Federal Home Mortgage Corporation, as a division of the Bank. The Bank owns an insurance agency, United Community Insurance Services, Inc., known as United Community Advisory Services. We also own a captive insurance subsidiary, United Community Risk Management Services, Inc., that provides risk management services for our subsidiaries. Another subsidiary of the Bank, United Community Payment Systems, LLC, provides payment processing services for the Bank’s customers. Additionally, we provide retail brokerage services through a third party broker/dealer.

For a complete description of our business, financial condition, results of operations and other important information, please refer to our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2014. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

We were incorporated in 1987 as a Georgia corporation. Our principal executive offices are located at 125 Highway 515 East, Blairsville, Georgia 30512, and our telephone number is (706) 781-2765. Our website is http://www.ucbi.com. Information on our website is not incorporated into this prospectus by reference and is not a part hereof.

2

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file with the SEC and which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in the applicable prospectus supplement and any related free writing prospectus. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled “A Warning About Forward Looking Statements”.

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A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, (the “Exchange Act”), about us and our subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends”, or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of us and our subsidiaries. We caution our shareholders and other readers not to place undue reliance on such statements.

Our businesses and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2014:

●	the condition of the general business and economic environment;
●	the results of our internal credit stress tests may not accurately predict the impact on our financial condition if the economy were to deteriorate;
●	our ability to maintain profitability;
●	our ability to fully realize the balance of our net deferred tax asset, including net operating loss carryforwards;
●	the risk that we may be required to increase the valuation allowance on our net deferred tax asset in future periods;
●	the condition of the banking system and financial markets;
●	our ability to raise capital;
●	our ability to maintain liquidity or access other sources of funding;
●	changes in the cost and availability of funding;
●	the success of the local economies in which we operate;
●	our lack of geographic diversification;
●	our concentrations of residential and commercial construction and development loans and commercial real estate loans are subject to unique risks that could adversely affect our earnings;
●	changes in prevailing interest rates may negatively affect our net income and the value of our assets and other interest rate risks;
●	our accounting and reporting policies;
●	our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures;
●	if our allowance for loan losses is not sufficient to cover actual loan losses;
●	losses due to fraudulent and negligent conduct of our loan customers, third party service providers or employees;
●	risks related to our communications and information systems, including risks with respect to cybersecurity breaches;
●	our reliance on third parties to provide key components of our business infrastructure and services required to operate our business;
●	competition from financial institutions and other financial service providers;
●	risks with respect to our ability to successfully expand and complete acquisitions and integrate businesses and operations that are acquired;
●	if the conditions in the stock market, the public debt market and other capital markets deteriorate;
●	the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related regulations;
●	changes in laws and regulations or failures to comply with such laws and regulations;
●	changes in regulatory capital and other requirements;
●	the costs and effects of litigation, examinations, investigations, or similar matters, or adverse facts and developments related thereto, including possible dilution;
●	regulatory or judicial proceedings, board resolutions, informal memorandums of understanding or formal enforcement actions imposed by regulators that may occur; and
●	changes in tax laws, regulations and interpretations or challenges to our income tax provision.

All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

4

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges and our ratio of earnings to fixed charges excluding interest on deposits for the periods indicated:

	Year Ended December 31,

	2014		2013		2012		2011		2010
Including Interest on Deposits	4.95	x	1.35	x	1.29	x	(1.94)	x	(2.84	)x
Excluding Interest on Deposits	8.09	x	1.50	x	1.50	x	(5.95)	x	(11.82	)x

Fixed charges consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, an estimate of the interest with rental expense, pre-tax earnings required to pay dividends on preferred stock and pre-tax accretion.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds we receive from any offering of these securities for general corporate purposes, which may include funding our bank and non-bank subsidiaries, financing business expansion, refinancing or extending the maturity of debt obligations, investments at the holding company level and stock repurchases. The applicable prospectus supplement will provide more detail on the use of proceeds of any specific offering.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any prospectus supplement to or through one or more underwriters or dealers or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may also sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

Shares may also be sold in one or more of the following transactions: (1) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (2) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (3) a special offering, an exchange distribution or a secondary distribution in accordance with applicable stock exchange rules; (4) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (5) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (6) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

5

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “UCBI”. Our preferred stock will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

6

DESCRIPTION OF SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This description is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation (the “Articles”), our Amended and Restated Bylaws, as amended (the “Bylaws”), and the applicable provisions of the Georgia Business Corporation Code.  Our Articles are filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended June 30, 2011 and our Bylaws are filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended March 31, 2011.  This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add to, update or change the terms and conditions of the securities as described in this prospectus.

Description of Common Stock

Common Stock

Our authorized voting common stock (the “Common Stock”) consists of 100,000,000 shares, $1.00 par value per share. Each holder of Common Stock is entitled to one vote per share on any issue requiring a vote at any meeting. The shares of Common Stock do not have cumulative voting rights. Upon liquidation, holders of our Common Stock, together with holders of the Company’s non-voting common stock (the “Non-Voting Common Stock”), junior preferred stock (the “Junior Preferred Stock”) and junior participating preferred stock (the “Junior Participating Preferred Stock”), Series E preferred stock (the “Series E Preferred Stock”), will be entitled to receive on a pro rata basis, after payment or provision for payment of all our debts and liabilities, and after all distributions payments are made to holders of our Series A non-cumulative preferred stock (the “Series A Preferred Stock”), our Series B (the “Series B Preferred Stock”), our Series C (the “Series C Preferred Stock), and our Series D (the “Series D Preferred Stock”), all of our assets available for distribution, in cash or in kind.

Subject to the rights of holders of our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock, and our Series D Preferred Stock to receive dividends, all shares of our Common Stock, together with all shares of our Non-Voting Common Stock, Junior Preferred Stock and Series E Preferred Stock, are entitled to share equally in any dividends that our board of directors may declare on our Common Stock, our Non-Voting Common Stock, our Junior Preferred Stock and our Series E Preferred Stock from sources legally available for distribution.

As of April 20, 2015, 50,250,379 shares of the Common Stock and 10,080,787 shares of the Non-Voting Common were issued and outstanding, exclusive of 400,436 shares of Common Stock issuable under our deferred compensation plan; 751,510 shares of Common Stock that may be issued upon the vesting of restricted stock and restricted stock units; 301,345 shares of Common Stock that may be issued upon the exercise of options outstanding, with a weighted average exercise price of $93.01 per share; 219,908 shares of Common Stock reserved for issuance upon the exercise of warrants issued in connection with the issuance of preferred stock to Treasury with a conversion price of $61.39 per share; and 10,080,787 shares of Common Stock reserved for issuance upon conversion of the Non-Voting Common Stock (provided certain conditions are met).

Non-Voting Common Stock

General. Our authorized Non-Voting Common Stock consists of 30,000,000 shares, $1.00 par value per share. Except with respect to voting rights and as specifically set forth below, the Non-Voting Common Stock has the same designations, powers, preferences, limitations, restrictions, and relative rights as, and is identical in all respects to, our Common Stock. As of April 20, 2015, 10,080,787 shares of our Non-Voting Common Stock were issued and outstanding.

No Voting Rights. Except as required by Georgia law or our Articles, holders of the Non-Voting Common Stock have no right to vote on any matter submitted to a vote at a meeting of our shareholders. The Articles provide that, in addition to any other vote required by law, the affirmative vote of the holders of a majority of the outstanding shares of the Non-Voting Common Stock, voting separately as a class, will be required to amend, alter or repeal any provision of the Articles that significantly and adversely affects the rights, preferences or privileges of the Non-Voting Common Stock.

Dividends. Subject to the preferential dividend rights, if any, of any preferred stock of United, the holders of Non-Voting Common Stock will be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the board of directors on the Common Stock. If a dividend is declared and paid with respect to the Common Stock, then the board of directors will declare and pay an equivalent dividend, on a per share basis, to the Non-Voting Common Stock. Likewise, if the board of directors declares and pays a dividend on the Non-Voting Common Stock, it will declare and pay an equivalent dividend, on a per share basis, on the Common Stock.

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Distributions. After distribution in full of any preferential amount to be distributed to the holders of preferred stock of United, holders of Non-Voting Common Stock and Common Stock will be entitled to receive, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of United, all of United’s remaining assets of whatever kind available for distribution to the shareholders ratably in proportion to the number of shares of Common Stock and Non-Voting Common Stock held by them.

Adjustments. In the event of any stock split, combination or other reclassification of either the Common Stock or the Non-Voting Common Stock, the outstanding shares of the other class will be proportionately split, combined or reclassified in a similar manner, provided that in any such transaction, only holders of Common Stock will receive shares of Common Stock and only holders of Non-Voting Common Stock will receive shares of Non-Voting Common Stock.

Conversion. The Non-Voting Common Stock may be converted into Common Stock by any holder of Non-Voting Common Stock, other than the initial holder of such Non-Voting Common Stock or an affiliate thereof, who acquires one or more shares of Non-Voting Common Stock in an “Approved Transfer”. An “Approved Transfer” means a sale or other transfer (i) to an affiliate of the holder of the Non-Voting Common Stock to be transferred under common control with such holder’s ultimate parent, general partner or investment advisor but only if the transferee agrees in writing for the benefit of United to be bound by the terms of the applicable Investor Agreement; (ii) in a widely distributed public offering registered pursuant to the Securities Act; (iii) to a person that is acquiring at least a majority of United’s outstanding “voting securities” (as defined in the Bank Holding Company Act and any rules or regulations promulgated thereunder) not including any voting securities such person is acquiring from the holder of the Non-Voting Common Stock to be transferred or its affiliates; or (iv) upon certification by the holder of the Non-Voting Common Stock to be transferred in writing to United that such holder believes that the transferee shall not, after giving effect to such transfer, own for purposes of the Bank Holding Company Act, or the Change of Bank Control Act, and any rules and regulations promulgated thereunder, more than 2% of any class of voting securities of United outstanding at such time.

Mergers, Consolidations, Etc. In the event of any merger, consolidation, reclassification or other transaction in which the shares of United’s Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of Non-Voting Common Stock will at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that each share of Common Stock would be entitled to receive as a result of such transaction, provided that at the election of such holder, any securities issued with respect to the Non-Voting Common Stock will be non-voting securities under the resulting corporation’s organization documents and United will make appropriate provisions and take such actions necessary to ensure that holders of the Non-Voting Common Stock will retain securities with substantially the same rights and benefits as the Non-Voting Common Stock. In the event the holders of Common Stock are provided the right to convert or exchange Common Stock for stock or securities, cash and/or any other property, then the holders of the Non-Voting Common Stock will be provided the same right based upon the number of shares of Common Stock such holders would be entitled to receive if such shares of Non-Voting Common Stock were converted into shares of Common Stock immediately prior to such offering. In the event that United offers to repurchase shares of Common Stock from its shareholders generally, United will offer to repurchase Non-Voting Common Stock pro rata based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such repurchase. In the event of any pro rata subscription offer, rights offer or similar offer to holders of Common Stock, United will provide the holders of the Non-Voting Common Stock the right to participate based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such offering; provided that at the election of such holder, any shares issued with respect to the Non-Voting Common Stock will be issued in the form of Non-Voting Common Stock rather than Common Stock.

Restrictions on Transfer. Shares of the Non-Voting Common Stock may only be transferred in an Approved Transfer, as described above.

Description of Preferred Stock

Under our Articles, we have the authority to issue up to 10,000,000 shares of preferred stock, $1.00 par value per share, issuable in specified series and having specified voting, dividend, conversion, liquidation, and other rights and preferences as our board of directors may determine, subject to limitations set forth in our Articles. The preferred stock may be issued for any lawful corporate purpose without further action by our shareholders. The issuance of any preferred stock having conversion rights might have the effect of diluting the interests of our other shareholders. In addition, shares of preferred stock could be issued with rights, privileges and preferences which would deter a tender or exchange offer or discourage the acquisition of control of United.

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Of such authorized number of shares of preferred stock, (i) 1,000,000 shares of Junior Preferred Stock are authorized, with no shares issued or outstanding; (ii) 287,411 shares of Series A Preferred Stock are authorized, with no shares issued and outstanding; (iii) 180,000 shares of Series B Preferred Stock are authorized, with no shares issued and outstanding; (iv) 65,000 shares of Series C Preferred Stock are authorized, with no shares issued and outstanding; (v) 25,000 shares of Series D Preferred Stock are authorized, with no shares issued and outstanding; (vi) 1,000,000 shares of Series E Preferred Stock are authorized, with no shares issued and outstanding; (vii) 195,872 shares of Series F Preferred Stock are authorized, with no shares issued and outstanding; and (viii) 151,185 shares of Series G Preferred Stock are authorized, with no shares issued and outstanding.

Description of Debt Securities

We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The debt securities will be issued under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement.

We have summarized the general terms and provisions of the indenture below but the summary is not complete. Form of indentures for senior indebtedness and subordinated indebtedness have been incorporated by reference as exhibits to the registration statement. The indentures are substantially identical except for the subordination provisions described below under “Subordinated Debt Securities” in this “Description of the Debt Securities”. You should read the indentures for provisions that may be important to you.

When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the form of indentures. This summary refers to both indentures as the form of “indenture”.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.

We can issue an unlimited amount of debt securities under the indenture. The debt securities may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

●	the title of the debt securities;

●	the price or prices, expressed as a percentage of the principal amount, at which we will sell the debt securities;

●	whether the debt securities will be senior or subordinated;

●	any subordination provisions, if different from those described below under “Subordinated Debt Securities”;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will pay the principal on the debt securities;

●
the rate or rates, which may be fixed or variable, per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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●	the place or places where principal of, premium and interest on the debt securities will be payable;

●	the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

●
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●
any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

●	any other specific terms of such debt securities.

In addition, the indenture does not limit our ability to issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

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Certificated Debt Securities.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System.

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. United, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of those participants.

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We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection, such as acceleration, in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

●
we are the surviving corporation or the successor person (if other than United) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

●
immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

●	certain other conditions are met.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

●
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of or premium on any debt security of that series when due and payable;

●	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

●
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

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●	certain events of bankruptcy, insolvency or reorganization of our company; and

●	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities”. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

●
the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

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Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●	adversely affect the right to convert any debt security;

●
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of our independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

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This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants.

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

●
depositing with the trustee money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of our independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.

In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

The Trustee

The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

Payment on the subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

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Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.

We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

●
a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

●
a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities:

●	in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

●
in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

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Certain Definitions

“indebtedness” means:

(1)       all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2)       all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)       all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4)       all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5)       all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;

(6)       all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)       any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8)       any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

●
indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

●	our indebtedness to any of our majority-owned subsidiaries.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Description of Warrants

This section describes the general terms and provisions of the warrants. The applicable prospectus supplement will describe the specific terms of the warrants offered under that applicable prospectus supplement and any contrary general terms outlined in this section that will not apply to those warrants.

We may issue warrants independently or together with debt or equity securities. The warrants will be issued under warrant agreements between us and a bank or trust company, as warrant agent, all as stated in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

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The applicable prospectus supplement will describe the terms of the warrants offered in this prospectus, including the following, if applicable:

●	the offering price;

●	the title of the warrants;

●	the designation and terms of any related debt securities with which the warrants are to be issued and the number of the warrants offered with each debt security;

●	the date, if any, on and after which the holder of the warrants can transfer them separately from the related debt securities;

●	the date on which the right to exercise the warrants will commence and the date on which this right will expire; and

●	whether the warrant certificates representing the warrants will be issued in registered or bearer form, and if registered, where they are transferred and registered.

A holder can exchange warrant certificates for new warrant certificates of different authorized denominations, and can exercise his or her warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Each warrant entitles the holder of that warrant to purchase the principal amount of securities at the price stated, or determinable in the applicable prospectus supplement. A holder can exercise warrants during the period stated in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder can exercise warrants as stated in the applicable prospectus supplement relating to the warrants. We will, as soon as practicable, forward to you the securities purchased upon exercise. If less than all of the warrants represented by the warrant certificates are exercised, a new warrant certificate will be issued for the remaining warrants.

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LEGAL MATTERS

Troutman Sanders LLP will provide an opinion as to the legality of the securities. As of the date of this prospectus, members of Troutman Sanders LLP participating in this matter own an aggregate of 295 shares of our common stock.

EXPERTS

The consolidated financial statements of United and its subsidiaries as of December 31, 2014 and 2013, and for each of the two years in the period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in these materials by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of United and its subsidiaries for the year ended December 31, 2012 included in our Annual Report on Form 10-K for the year ended December 31, 2014, incorporated in these materials by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of Porter Keadle Moore, LLC, an independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. Other than information deemed “furnished” rather than “filed” under the Exchange Act, we incorporate by reference the following documents:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

●	our Proxy Statement for the 2015 Annual Meeting;

●	our Current Reports on Form 8-K filed on January 28, 2015, January 28, 2015 and February 10, 2015;

●	all other reports filed by United pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2014; and

●
all documents filed after the filing of this registration statement but prior to the effectiveness of the registration statement, and all documents filed after the date of the effectiveness of the registration statement and prior to the termination of the offering hereunder pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein)).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from United without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference herein. You may obtain documents incorporated by reference herein by requesting them in writing or by telephone from Investor Relations, United Community Banks, Inc., at 125 Highway 515 East, Blairsville, Georgia 30512, telephone number (706) 781-2765.

We maintain a website at http://www.ucbi.com where the incorporated documents listed above can be accessed. Neither our website nor the information on our website is included or incorporated in, or is a part of, this prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information, all of which are available to the public on the Internet site maintained by the SEC at http://www.sec.gov. You may also read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form S-3 to register the securities to be issued under this prospectus. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

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$85,000,000

5.00% Senior Fixed to Floating Rate Notes Due

February 14, 2022
5.50% Senior Fixed to Floating Rate Notes Due

February 14, 2027

PROSPECTUS SUPPLEMENT

US Bancorp Sole Book-Running Manager
FIG Partners, LLC Co-Manager	SunTrust Robinson Humphrey Co-Manager